Exhibit 10.18

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

FULLY PAID LICENSE AGREEMENT

This FULLY PAID LICENSE AGREEMENT (“Agreement”), effective as of April 1, 2013 (“Effective Date”) is by and between CardioDx, Inc. (“LICENSEE”), located at 2500 Faber Place, Palo Alto, CA 94303, and Wescor, Inc. (“LICENSOR”), located at 370 West 1700 South, Logan, UT 84321 (each is referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, LICENSEE and Epoch Biosciences, Inc. (“Epoch”) previously executed an End-User License Agreement for MGB™ Products, dated November 21, 2008 (the “Epoch Agreement”), under which LICENSEE was granted a non-exclusive, royalty-bearing license under certain technology owned or otherwise controlled by Epoch;

WHEREAS, the parent of LICENSOR (ELITech Group) acquired substantially all of the assets of Epoch in 2009;

WHEREAS, LICENSOR and LICENSEE desire to terminate the Epoch Agreement; and

WHEREAS, LICENSEE desires to acquire from LICENSOR a fully paid license under certain patents, patent applications and technology owned or otherwise controlled by LICENSOR, and LICENSOR is willing to grant such license, under the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Termination of the Epoch Agreement.  The Parties hereby terminate the Epoch Agreement in its entirety, with the Effective Date deemed to be the effective date of termination of the Epoch Agreement.  From and after the Effective Date, except for the survival of Section 10 of the Epoch Agreement, the Parties have no further rights or obligations under the Epoch Agreement, including, for clarity and without limitation, the following: (a) LICENSEE has no obligation to pay royalties or to provide reports of Licensed Tests or Net Sales to LICENSOR pursuant to Section 2 of the Epoch Agreement, and (b) except for Section 10, none of the provisions listed in the last sentence of Section 4 of the Epoch Agreement shall survive this termination.  The Parties acknowledge and agree that, as of the Effective Date, (y) LICENSEE is not in breach of any of its payment or reporting obligations under the Epoch Agreement, and (z) there are no actual or potential disputes between the Parties under the Epoch Agreement.

2.             Grant of a Fully Paid, Non-Exclusive License.  From and after the Effective Date, LICENSOR hereby grants to LICENSEE a worldwide, non-exclusive, non-transferable, fully paid, perpetual and irrevocable license (without the right to further sublicense) under (a) U.S. Patent Nos. 6,312,894, 6,492,346 and 6,727,356, and all U.S. and foreign issued patents and pending patent applications which correspond to the foregoing listed U.S. patents or to any of their priority applications (including, without limitation, all divisionals, continuations, reissues, reexaminations, registrations, and revivals corresponding to such listed U.S. patents) (collectively, the “Licensed Patents”), and (b) LICENSOR’s minor groove binder technology (“MGB™ Technology,” and together with the Licensed Patents, the “Licensed Technology”), for LICENSEE to use and exploit the Licensed Technology solely to develop, offer to perform for compensation and perform for compensation “end user” services for the benefit of third parties in the field of human in vitro molecular diagnostic testing, and such services performed by LICENSEE expressly include those services that use or exploit diagnostic tests, probes and/or primers using or incorporating MGB™ Technology (collectively, such services performed by LICENSEE, the “LICENSEE Services”).

3.             Limitations on License Grant.  LICENSEE Services which are performed pursuant to the license granted under Section 2 of this Agreement are limited to those that use LICENSEE products and/or product candidates that (a) exist as of the Effective Date and (b) use or incorporate Licensed Technology.  For clarity, the license granted under Section 2 of this Agreement expressly excludes any right or license to use and exploit the Licensed Technology (y) for in vitro diagnostics, other than LICENSEE’s right to use and/or exploit in vitro diagnostics solely in connection with the performance of LICENSEE Services in accordance with this Agreement, or (z) for nucleic acid amplification under any third party intellectual property rights (and LICENSEE acknowledges that if any such third-party licenses are required, LICENSEE is responsible for acquiring such licenses).

4.             Consideration.  As consideration for the license granted to LICENSEE under this Agreement, LICENSEE will pay to LICENSOR a one-time only, lump sum payment in the amount of [… * …] which shall be paid to LICENSOR within ten (10) business days after this Agreement is executed by both Parties.

5.             Representations and Warranties of Each Party.  Each Party represents and warrants that (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly executed and delivered, and constitutes a legal, valid, bind obligation, of such Party, enforceable in accordance with its terms; (c) the execution and delivery of this Agreement, and the performance of such Party’s obligations hereunder, do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under, any material contractual obligation of such Party, and do not require the consent or authorization of any third party.  In addition, LICENSOR represents and warrants that (x) it is a wholly owned subsidiary of ELITech Group, and it has been authorized by ELITech Group to enter into this Agreement; (y) it has the right to

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

grant to LICENSEE the license and rights with respect to Licensed Technology that are granted by LICENSOR under this Agreement; and (z) as of the Effective Date, ELITech Holding B.V. is the sole assignee of the Licensed Patents, and none of the Licensed Patents is involved in any pending or threatened litigation, arbitration, administrative or other proceedings, or governmental investigation, other than ordinary patent application prosecution proceedings.

6.             Limitations.  OTHER THAN THOSE WARRANTIES SET FORTH IN SECTION 5, NEITHER PARTY MAKES ANY OTHER EXPRESS OR IMPLIED WARRANTIES, AND THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.             Indemnification.  Each Party shall defend and indemnify the other Party from and against any liability, damages or loss (including reasonable attorneys’ fees) to the extent arising out of any material breach by such Party of its obligations, representations or warranties under this Agreement.

8.             Ownership of Licensed Technology; Acquisition and Enforcement of Licensed Patents.  All right, title and interest in and to Licensed Technology shall reside in and remain in LICENSOR.  As between the Parties, LICENSOR has the sole right to file, prosecute, maintain and enforce Licensed Patents.

9.             Advertising and Publicity.  A Party shall not use the name, tradenames, trademarks or any other designations of the other Party in any advertising, publicity, news release, or promotional activity or any other public announcement without the express written consent of the other Party.

10.          Entire Agreement.  This Agreement constitutes the entire agreement between the Parties, and supersedes all previous communications, representations, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof.  No amendment or waiver of this Agreement shall be valid unless made in a writing signed by both Parties.

11.          Assignment.  A Party may not assign this Agreement without the prior written consent of the other Party; provided however that, without the other Party’s prior written consent, a Party may assign this Agreement to an Affiliate (meaning any entity that directly or indirectly controls, is controlled by, or is under common control with, such Party, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity or Party, whether through the ownership of voting securities, by contract or otherwise) or to a third party in connection with an acquisition, merger or sale of substantially all of the assets of the business of such Party relating to the subject matter of this Agreement.  This Agreement will be binding upon, and will inure to the benefit of, each Party’s permitted successors and assigns.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

12.          Intellectual Property under the Bankruptcy Code.  The rights and licenses granted to LICENSEE hereunder are, for all purposes of Section 365(n) of the U.S. bankruptcy code (“Code”), licenses of rights to “intellectual property” as defined in Section 101 of the Code.  Notwithstanding the fully paid nature of the license granted herein, LICENSEE shall retain and may fully exercise all of its rights and elections under the Code.

13.          Independent Contractors.  The relationship between LICENSOR and LICENSEE established by this Agreement is solely that of independent contractors.

14.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regards to the conflicts of law provisions thereof.  Any dispute arising under or in connection with this Agreement shall be resolved exclusively by a court of competent jurisdiction in Santa Clara County, California, and both Parties submit to the personal jurisdiction of, and consent to venue in, the state and federal courts in Santa Clara Country, California.

15           Counterparts.  This Agreement may be executed in counterparts by original, facsimile or PDF signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, duly authorized officers of the Parties have executed this Fully Paid License Agreement as of the Effective Date.

WESCOR, INC.		CARDIODX, INC.

By:	/s/ Janice Wallentine	By:	/s/ Andrew Guggenhime

Name:	Janice Wallentine	Name:	Andrew Guggenhime

Title:	CFO	Title:	CFO

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.